EIGHTH AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT

THIS EIGHTH AMENDMENT TO REVOL YING CREDIT LOAN AGREEMENT (this
"Amendment") is entered into as of June 30, 2022 by and between CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation ("Borrower"), and PINNACLE BANK, a Tennessee banking corporation (the "Lender").

RECITALS:

1.Borrower and the Lender entered into that certain Revolving Credit Loan Agreement dated as of July 31, 2017, as amended by that certain First Amendment to Revolving Credit Loan Agreement dated August 14, 2018, as amended by that certain First Amendment to Revolving Credit Note and Second Amendment to Revolving Credit Loan Agreement dated October 17, 2018, as amended by that certain Second Amendment to Revolving Credit Note and Third Amendment to Revolving Credit Loan Agreement dated May 10, 2019, as amended by that certain Third Amendment to Revolving Credit Note and Fourth Amendment to Revolving Credit Loan Agreement dated October 7, 2020, as amended by that certain Fourth Amendment to Revolving Credit Note and Fifth Amendment to Revolving Credit Loan Agreement dated as of October 28, 2021, as amended by that certain Fifth Amendment to Revolving Credit Note and Sixth Amendment to Revolving Credit Loan Agreement dated as of December 31, 2021, and as amended by that certain Seventh Amendment to Revolving Credit Loan Agreement dated as of March 31, 2022(the "Loan Agreement"). Capitalized terms not otherwise defined therein have the same meaning as set forth in the Loan Agreement.

1.Borrower and the Lender desire to amend the Loan Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

a.Section 6.7 of the Loan Agreement is hereby amended and restated as follows:

6.7 Maximum Funded Debt Ratio. Permit the Funded Debt Ratio of Borrower, as calculated on a rolling four quarter basis for Borrower and its Subsidiaries, to exceed the following ratios as of the dates set forth below:

Measurement Date	Maximum Ratio
June 30, 2022 and September 30	3.00 to 1.
December 31, 2022 and each March 31si, June 30th, September 30th and December	2.50 to 1.

1.Section 7.5 of the Loan Agreement is hereby amended and restated as follows:

7.5 Liquiditv Cure. For a three (3) day period after the occurrence of an Event of Default under Section 6.7. hereof (such Event of Default being deemed to have occurred on the date on which the Compliance Certificate for such period is required to be delivered pursuant to Section 5.l(c) hereof), Borrower may cure such Event of Default by paying down the Loan in an

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amount that would have resulted in compliance with Section 6.7 as of the date of measurement. From June 30, 2022 to the Maturity Date, Borrower may not exercise the Liquidity Cure provided hereunder more than two (2) times.

1.As a condition precedent to the effectiveness of this Amendment, Borrower shall pay to Lender all fees and expenses incurred by Lender in connection herewith, including without limitation a
$4,000 amendment fee and reasonable legal fees.

1.The Loan Agreement are not amended in any other respect.

1.Borrower reaffirms the terms and provisions of the Loan Documents and agrees that such are valid and binding, enforceable in accordance with their terms and provisions, and subject to no defense, counterclaim, or objection.

[signatures commence on following page]

ENTERED INTO as of the date first written above.

BORROWER:

CUMBERLAND PHARMACEUTICALS INC.

LENDER:

PINNACLE BANK
By: ilv1A -
Mark D. Mattson:Senior Vice President

[Signature Page to Eighth Amendment to Revolving Credit Loan Agreement]